                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                               OFFER TO EXCHANGE
               8 3/4% SERIES C SENIOR SUBORDINATED NOTES DUE 2003
                          FOR ANY AND ALL OUTSTANDING
               8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2003
                                       OF
                         CANANDAIGUA WINE COMPANY, INC.

     As set forth in the Prospectus, dated __________________, 199__ (the "Prospectus"), of Canandaigua Wine Company, Inc. (the "Company"), and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's offer to exchange (the "Exchange Offer") 8 3/4% Series C Senior Subordinated Notes due 2003 (the "Exchange Notes") for any and all of its outstanding 8 3/4% Series B Senior Subordinated Notes due 2003 (the "Old Notes") if (i) certificates representing the Old Notes to be tendered for purchase and payment are not immediately available, or (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery, or transmitted via facsimile with original to follow, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________________, 1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.



                              THE EXCHANGE AGENT:

                         HARRIS TRUST AND SAVINGS BANK
                      C/O HARRIS TRUST COMPANY OF NEW YORK

By Mail, Hand or Overnight Courier:                     By Facsimile:
Harris Trust and Savings Bank                             (212) 701-7636
c/o Harris Trust Company of New York
77 Water Street, 4th Floor                              Confirm by Telephone:
New York, NY  10005                                       (212) 701-7624
Attn:  Reorganization Department

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be Medallion Stamp guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

          All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Name(s) of Registered Holder(s):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


Principal Amount of Old Notes Tendered:_________________________________________

Address:________________________________________________________________________
________________________________________________________________________________

Certificate No(s). of Old Notes (if available):_________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Area Code and Telephone No.:____________________________________________________
If Old Notes will be delivered by book-entry transfer at The Depository Trust Company, insert
Depository Account No.:_________________________________________________________

Date:___________________________________________________________________________

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position identifying it (them) as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s)         _______________________________________________________________
                _______________________________________________________________
Capacity:       _______________________________________________________________
Address(es):    _______________________________________________________________
                _______________________________________________________________
                _______________________________________________________________


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees that, within three New York Stock Exchange, Inc. trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and any other documents required by the Letter of Transmittal will be delivered by undersigned to the Exchange Agent at its address set forth above.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:___________________________________________________________________

________________________________________________________________________________
                             Authorized Signature

Address:________________________________________________________________________
Name:___________________________________________________________________________
Title:__________________________________________________________________________

Area Code and Telephone No.:____________________________________________________
Date:___________________________________________________________________________


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